                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                       -----------------------------------
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          DELAWARE                                         06-1397316
          --------                                         ----------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                  251 BALLARDVALE STREET, WILMINGTON, MA 01887
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                         1999 MANAGEMENT INCENTIVE PLAN
                         ------------------------------
                               2000 INCENTIVE PLAN
                               -------------------
                            2000 DIRECTOR STOCK PLAN
                            ------------------------
                            (Full title of the plans)

        DENNIS R. SHAUGHNESSY, SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
                  251 BALLARDVALE STREET, WILMINGTON, MA 01887
                  --------------------------------------------
                     (Name and address of agent for service)

                                (978) 658-6000
                                 --------------
                              (978) 694-9504 (fax)
          (Telephone number, including area code, of agent for service)

                  Please send copies of all communications to:
                            RICHARD D. TRUESDELL, JR.
                              DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 450-4000
                              (212) 450-4800 (Fax)

                         CALCULATION OF REGISTRATION FEE
------------------------ --------------------- ----------------------- ---------------------- ----------------------

Title of securities to   Amount to be          Proposed maximum        Proposed maximum       Amount of
be registered            registered (1)        offering price per      aggregate offering     registration fee
                                               share (2)               price (3)
------------------------ --------------------- ----------------------- ---------------------- ----------------------

   Common Stock,
   $0.01 Par Value       3,073,384                $12.74               $39,139,933              $10,333

------------------------ --------------------- ----------------------- ---------------------- ----------------------

(1)  Represents sum of:
     (a) 1,784,384 shares issuable pursuant to the 1999 Management Incentive Plan (as of October 9, 2000, 1,726,328 shares were subject to outstanding options with an exercise price of $5.33 per share).
     (b) 1,189,000 shares issuable pursuant to the 2000 Incentive Plan (as of October 9, 2000, 438,300 were shares subject to outstanding options with an exercise price of $16 per share).

     (c) 100,000 shares issuable pursuant to the 2000 Director Stock Plan (as of October 9, 2000, 60,000 were shares subject to outstanding options with an exercise price of $16 per share).
     Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued in the event of a stock dividend, stock split, recapitalization or other similar transaction.
(2) Represents the weighted average price of shares registered under this Registration Statement determined on the basis of (i) the average exercise price of $7.72 for the 2,224,628 shares of Common Stock subject to outstanding options on October 9, 2000, and (ii) $25.88 per share, which is the average of the high ($26.69) and low ($25.06) prices for the Common Stock reported on the New York Stock Exchange on October 9, 2000 for the 848,756 shares of Common Stock issuable under the Plans but not subject to outstanding options. Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h).
(3) Represents the sum of (a) the aggregate exercise price of outstanding options, $17,174,128, calculated pursuant to Rule 457(h) based on the exercise price and share numbers set forth in Footnote 2, and (b) the aggregate offering price of shares issuable under the Plans and not subject to outstanding options, $21,965,805, calculated pursuant to Rule 457(c), based on the reported market prices and share numbers set forth in Footnote 2.

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                                     PART I

         Note: The document(s) containing the information regarding the 1999 Management Incentive Plan, 2000 Incentive Plan and 2000 Director Plan (the "Plans") required by Item 1 of this Form S-8, the statement of availability of Registrant information, and other information required by Item 2 of this Form will be sent or given to eligible employees as specified by Rule 428(b)(1) under the Securities Act of 1933 (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the Registrant will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The Registrant hereby incorporates by reference the following documents which have been previously filed with the Commission:

         (a) The Registrant's annual report on Form 10-K for the fiscal year ended December 25, 1999, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Commission on May 8, 2000.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 25, 2000 and June 24, 2000 filed with the Commission pursuant to Section 13 of the Exchange Act on May 9, 2000, and August 8, 2000, respectively.

         (c) The description of the Registrant's Common Stock, $0.01 par value per share, contained in the Registrant's Registration Statement on Form S-1, filed pursuant to Section 12 of the Exchange Act (No. 333-35524).

         Subsequent to the filing of the Registrant's annual report on Form 10-K for the fiscal year ended December 25, 1999, the Registrant consummated an initial public offering of 16,100,000 shares of its Common Stock. Prior to the consummation of the initial public offering, a 1.927 for 1 exchange of stock was effected. After restating earnings per share amounts as if the exchange of stock had occurred as of the earliest period presented in the consolidated financial statements included in the annual report on Form 10-K, the revised basic and diluted earnings per common share would be $0.77, $1.18 and $0.86 for the years ended December 27, 1997, December 26, 1998 and December 25, 1999, respectively. All earnings per share amounts, references to common stock and shareholders' equity amounts included in the consolidated financial statements in the Registrant's annual report on Form 10-K for the year ended December 25, 1999 have been restated in the consolidated financial statements included in the Registrant's registration statement on Form S-1 (No. 333-35524).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

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ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         As permitted by the Delaware General Corporation Law, the Registrant's certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock purchases) or (iv) for any transaction from which the director derived an improper personal benefit.

         As a result of this provision, the ability of the Registrant, or a stockholder thereof, to successfully prosecute an action against a director for breach of his duty of care is limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. The Commission has taken the position that the provision will have no effect on claims arising under the federal securities laws.

         In addition, the Registrant's certificate of incorporation provides for mandatory indemnification rights, subject to limited exceptions, to any director or executive officer of the Registrant who (because of the fact that he or she is a director of officer) is involved in a legal proceeding of any nature. Such indemnification rights include reimbursement for expenses incurred by such director or officer in advance of the final disposition of such proceeding in accordance with the applicable corporate law.

         The indemnification provisions in the Registrant's certificate of incorporation, by-laws and the indemnification agreements entered into between the Registrant and each of its directors and executive officers may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

         Charles River Laboratories, Inc. provides insurance from commercial carriers against some liabilities incurred by the directors and officers of the Registrant.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Form of certificate representing shares of common stock, $0.01 per value per share (incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-35524)).

         4.2   Amended and Restated Investors' Agreement, dated as of June 20,
               2000, among Charles River Laboratories International, Inc. and the shareholders named therein (incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-35524)).

         5.1   Opinion of Ropes & Gray.

         23.1  Consent of Ropes & Gray (included in Exhibit 5.1).

         23.2  Consent of PricewaterhouseCoopers LLP.

         24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

          (a)  The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually, or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of Securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wilmington, Commonwealth of Massachusetts on this 11th day of October, 2000.

                 CHARLES RIVER LABORATORIES INTERNATIONAL, INC.


                             By: /s/ James C. Foster
                                 -------------------------
                                 JAMES C. FOSTER
                                 Chairman, Chief Executive Officer and President


                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of Charles River Laboratories International, Inc., hereby severally constitute and appoint James
C. Foster, Dennis R. Shaughnessy, and Thomas F. Ackerman and each of them singly, as true and lawful attorneys-in-fact, with full power of substitution, to sign for us in our names in the capacities indicated below, all additional amendments (including post-effective amendments) to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Charles River Laboratories International, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all applicable requirements of the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE/TITLE:                                          DATE:



/s/ James C. Foster                                       October 11, 2000
-------------------------------------
JAMES C. FOSTER, Chairman,
Chief Executive Officer and President


/s/ Thomas F. Ackerman                                    October 11, 2000
--------------------------------------
THOMAS F. ACKERMAN, Chief
Financial Officer and Senior Vice President,
Finance and Administration


________________________________________                  October    , 2000
ROBERT CAWTHORN, Director


________________________________________                  October    , 2000
STEPHEN D. CHUBB, Director

_______________________________________                   October    , 2000
THOMPSON DEAN, Director


/s/ Stephen C. McCluski                                   October 11, 2000
--------------------------------------
STEPHEN C. MCCLUSKI, Director


_______________________________________                   October    , 2000
REID S. PERPER, Director


/s/ Douglas E. Rogers                                     October 11, 2000
--------------------------------------
DOUGLAS E. ROGERS, Director


/s/ Samuel O. Thier                                       October 11, 2000
--------------------------------------
 SAMUEL O. THIER, Director


/s/ William Waltrip                                       October 11, 2000
--------------------------------------
WILLIAM WALTRIP, Director


/s/ Henry Wendt, III                                      October 11, 2000
--------------------------------------
HENRY WENDT, III, Director

                                  EXHIBIT INDEX

         4.1 Form of certificate representing shares of common stock, $0.01 per value per share (incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-35524)).

         4.2   Amended and Restated Investors' Agreement, dated as of June 20,
               2000, among Charles River Laboratories International, Inc. and the shareholders named therein (incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 333-35524)).

         5.1   Opinion of Ropes & Gray.

         23.1  Consent of Ropes & Gray (contained in Exhibit 5.1).

         23.2  Consent of PricewaterhouseCoopers LLP.

         24 Power of Attorney (included on the signature page of this Registration Statement).